EXHIBIT 25(a)
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

             -------------------------------------------------------

                 UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION

               (Exact name of Trustee as specified in its charter)

                                   94-0304228
                       I.R.S. Employer Identification No.

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             400 California Street
           San Francisco, California                         94104
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   (Address of principal executive offices)                (Zip Code)
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                                 Sonia N. Flores
                         Union Bank of California, N.A.
                               475 Sansome Street
                          Corporate Trust - 12th Floor
                             San Francisco, CA 94111
                                 (415) 296-6754

            (Name, address and telephone number of agent for service)

                               AVISTA CORPORATION
                     (Issuer with respect to the Securities)

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                        Washington                                      91-0462470
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
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     (State or other jurisdiction of incorporation or      (I.R.S. Employer Identification No.)
                       organization)
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                 1411 East Mission Avenue                                 99202
                    Spokane, Washington
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         (Address of Principal Executive Offices)                       (Zip Code)
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


                               AVISTA CORPORATION
                          SUBORDINATED DEBT SECURITIES






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



                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

             a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.
                   Comptroller of the Currency
                   Washington, D.C.

             b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS. Trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.
                 None

         IN ANSWERING THIS ITEM, THE TRUSTEE HAS RELIED, IN PART, UPON INFORMATION FURNISHED BY THE OBLIGOR AND THE UNDERWRITERS, AND THE TRUSTEE DISCLAIMS RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE TRUSTEE HAS ALSO EXAMINED ITS OWN BOOKS AND RECORDS FOR THE PURPOSE OF ANSWERING THIS ITEM.

ITEMS 3-15         ITEMS 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE
                   TRUSTEE'S KNOWLEDGE, THE OBLIGOR IS NOT IN DEFAULT UNDER ANY
                   INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

ITEM 16. LIST OF EXHIBITS: LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

             1.   A copy of the Articles of Association of the Trustee.*

             2. A copy of the certificate of authority of the Trustee to commence business.*

             3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

             4.   A copy of the existing bylaws of the Trustee.*

             5. A copy of each Indenture referred to in Item 4. Not applicable.

             6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

             7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

             * Exhibits 1 through 4 are incorporated by reference to T-1 as presented on S-4 Registration No. 333-103873 filed with the SEC.

                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.






                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 10th day of March, 2004.

                                UNION BANK OF CALIFORNIA, N.A.

                                By:   /s/ Sonia N. Flores
                                    --------------------------
                                      Vice President

                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE
                      REQUIRED BY SECTION 321(b) OF THE ACT


                                 March 10, 2004


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for subordinated indebtedness between Avista Corporation (the "Company") and Union Bank of California, N.A. (the "Trustee"), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank of California, N.A.

By: /s/ Sonia N. Flores
    ------------------------------
    Corporate Trust Vice President

                                                                       Exhibit 7
                                                                          Page 1


                       Consolidated Report of Condition of

                 Union Bank of California, National Association

of San Francisco in the State of California, at the close of business December 31, 2004, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

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
BALANCE SHEET
                                                                           Dollar Amounts
                                                                             In Thousands
ASSETS
Cash and balances due from depository institutions:
         Noninterst-bearing balances and currency and coin                    $ 2,493,956
         Interest-bearing balances                                                223,661
Securities:
         Held-to-maturity securities                                                    0
         Available-for-sale securities                                         10,764,189
Federal funds sold and securities purchased under agreements to resell:
         Federal funds sold in domestic offices                                   769,720
         Securities purchased under agreements to resell                                0
Loans and lease financing receivables:
         Loans and leases held for sale                                            12,151
         Loans and leases, net of unearned income                              25,320,167
         LESS: Allowance for loan and lease losses                                504,570
         Loans and leases, net of unearned income and allowance                24,815,597
Trading assets                                                                    276,613
Premises and fixed assets                                                         496,912
Other real estate owned                                                             5,689
Investments in unconsolidated subsidiaries and associated companies                   166
Customers' liability to this bank on acceptances outstanding                       71,078
Intangible assets:
         Goodwill                                                                 219,796
         Other intangible assets                                                   57,714
Other assets                                                                    1,721,465
                                                                              -----------
Total assets                                                                   41,928,707
                                                                              -----------

                                                                       Exhibit 7
                                                                          Page 2

LIABILITIES
Deposits:
In domestic offices                                                             33,824.680
Noninterest-bearing                                                             16,668,476
         Interest-bearing                                                       17,156,204
In foreign offices, Edge and Agreement subsidiaries, and IBFs                    3,039,651
         Noninterest-bearing                                                       619,328
         Interest-bearing                                                        2,420,323
Federal funds purchased and securities sold under agreements to repurchase:
         Federal funds purchased in domestic offices                               175,666
         Securities sold under agreements to repurchase                            105,302
Trading liabilities                                                                117,522
Other borrowed money                                                               212,089
Bank's liability on acceptances executed and outstanding                            71,078
Subordinated notes and debentures                                                  100,000
Other liabilities                                                                  545,451
Total liabilities                                                               38,191,439
                                                                                ----------
Minority interest in consolidated subsidiaries                                           0

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                            0
Common stock                                                                       604,577
Surplus                                                                          1,126,015
Retained earnings                                                                1,955,154
Accumulated other comprehensive income                                              51,522
Other equity capital components                                                          0
                                                                               -----------
Total equity capital                                                             3,737,268
                                                                               -----------
Total liabilities, minority interest, and equity capital                        41,928,707
                                                                               -----------